Exhibit 16

POWER OF ATTORNEY

The undersigned constitutes each of Ross Stevens, Lauren Macioce and Patrick Kelly, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Stone Ridge Trust, the following registration statement on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Stone Ridge Trust of the indicated series of the investment companies indicated below:

Selling Fund	Buying Fund
Stone Ridge Reinsurance Risk Premium Fund, a series of Stone Ridge Trust	Stone Ridge High Yield Reinsurance Risk Premium Fund, a series of Stone Ridge Trust

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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Dated the 19th day of September, 2016.

/s/ JEFFERY EKBERG
Jeffery Ekberg

/s/ DANIEL CHARNEY
Daniel Charney

/s/ ROSS STEVENS
Ross Stevens

/s/ PATRICK KELLY
Patrick Kelly